Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Century Bancorp, Inc. (the “Company”) for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

(3)	A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Jonathan G. Sloane
Jonathan G. Sloane
Co-President & Co-Chief Executive Officer

Date: August 8, 2006